SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2006

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement

On February 28, 2006, Software Spectrum, Inc., a wholly owned indirect subsidiary of Level 3 Communications, Inc. ("Level 3"), entered into a Special Retention Bonus Agreement with Keith R. Coogan, the Chief Executive Officer of Software Spectrum, Inc. ("Software Spectrum"). The Special Retention Bonus Agreement provides certain cash incentives to retain Mr. Coogan as the Chief Executive Officer of Software Spectrum.

The Special Retention Bonus Agreement expires on December 31, 2007, subject to earlier termination as set forth in the agreement. Subject to the terms and conditions of the agreement, Mr. Coogan is scheduled to receive a cash bonus payment at the end of each calendar quarter during the term of the agreement. To the extent that Software Spectrum is sold, Mr. Coogan is entitled to receive a bonus upon the completion of that sale. Any payments received by Mr. Coogan pursuant to the agreement prior to the sale of the company are credited against the sale bonus payment pursuant to a formula that is set forth in the agreement. The Special Retention Bonus Agreement is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference as if set forth in full. The description of the material terms of the Special Retention Bonus Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01.  Other Events

On March 3, 2006, Level 3 issued a press release announcing that its wholly owned, first tier subsidiary Level 3 Financing, Inc., plans to sell $400 million aggregate principal amount of senior notes in two tranches - one tranche that will mature in 2011 and will bear interest at a floating rate and a second tranche that will mature in 2013 and will bear interest at a fixed rate - in a proposed private offering to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933 and outside the United States under Regulation S under the Securities Act of 1933. The allocation between the two tranches of senior notes has not yet been determined. This press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

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Item 9.01  Financial Statements and Exhibits

(a)     Financial Statements of business acquired

        None

(b)     Pro forma financial information

        None

(c)     Shell company transactions

        None

(d)     Exhibits

10.1 Special Retention Bonus Agreement, dated February 28, 2006, by and between Software Spectrum, Inc. and Keith R. Coogan (Filed as Exhibit 10.14 to the Registrant's Form 10-K for the year ending December 31, 2005).

99.1 Press Release dated March 3, 2006, relating to the proposed private offering of senior notes by Level 3 Financing, Inc.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Level 3 Communications, Inc.



March 6, 2006                             By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Senior Vice President


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